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                                                                   EXHIBIT 10.77


                           MASTER REPURCHASE AGREEMENT

                              Dated August 7, 2003


                                     Between

                           LEHMAN BROTHERS BANK, FSB,

                                    as Buyer

                                       and

                       ACADEMIC MANAGEMENT SERVICES CORP.

                                    as Seller


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                   Section 1. Applicability. From time to time for a period of time from the date hereof through August 31, 2003, the parties hereto may, subject to the terms hereof, enter into transactions in which Academic Management Services Corp. ("Seller"), which is successor to Educational Finance Group, Inc., agrees to transfer to Lehman Brothers Bank, FSB ("Buyer") all of Seller's right, title and interest in and to certain Student Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller its right, title and interest in and to such Student Loans at a date certain not later than the date then set for termination of this Agreement pursuant to Section 20 herein, as specified in the Confirmation, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement and the related Confirmation, unless otherwise agreed in writing. Each Transaction shall commence on the Purchase Date and terminate on the Repurchase Date therefor and shall be limited to a maximum of 30 days, after which, subject to Section 20 herein, the Buyer and Seller may agree to roll such Transaction into a new Transaction which shall likewise have a maximum term of 30 days. Pursuant to an amended and restated guaranty and warranty agreement dated as of the date hereof (the "Guarantor Agreement"), between Buyer and UICI (the "Guarantor"), the Guarantor will guarantee certain obligations of Buyer hereunder, subject to the terms of the Guarantor Agreement.

                   Buyer and Seller acknowledge that the Higher Education Act requires that legal title to federally guaranteed student loans be held by an "eligible lender" as defined in such act. Seller agrees, therefore, that prior to giving effect to each Transaction relating to any Federal Student Loans, Seller shall hold the beneficial interest in such Federal Student Loans pursuant to (a) a Trust Agreement, dated as of February 24, 1998, between Seller and Bank One, National Association, as trustee and (b) a Trust Agreement, dated as of February 3, 1994, as amended from time to time, between Seller and Fleet National Bank, as trustee (each such trustee, in such capacity, the "AMS Trustee", each such trust agreement, an "AMS Trust Agreement," and each Trust created thereby, an "AMS Trust"). In addition, Buyer and Seller agree that each transfer of Federal Student Loans under this Agreement shall, notwithstanding anything herein to the contrary, constitute a transfer of all of the beneficial interest in such Federal Student Loans granted to Seller under the related AMS Trust and only of such beneficial interest, with the legal title thereto being retained at all times by the related AMS Trustee pursuant to the related AMS Trust Agreement, together with a pledge of a security interest in such Federal Student Loans (including a pledge of legal title by the AMS Trustee) as provided in Section 6. Buyer and Seller further agree that at all times hereunder with respect to each Transaction, the related AMS Trustee, (i) as AMS Trustee, shall retain legal title to the Purchased Federal Student Loans for the benefit of Seller prior to the sale of Seller's beneficial ownership of such Student Loans to Buyer hereunder, and after repurchase thereof by the Seller, (ii) as Eligible Lender Trustee for the sole and exclusive benefit of Buyer, shall hold legal title to the Purchased Federal Student Loans described in the preceding sentence after sale of Seller's beneficial ownership of such Student Loans to Buyer hereunder and prior to repurchase thereof by the Seller, pursuant to the related AMS Trust Agreement; and (iii) as Eligible Lender Trustee, for the sole and exclusive benefit of Buyer shall hold such security interest under the Repurchase Trust Agreement (with respect to Bank One, National Association) or under the Trust Agreement, dated as of February 3, 1994, as amended from time to time, between Seller and Fleet National Bank, as trustee (with respect to Fleet National Bank) for the sole and exclusive benefit of Buyer under such agreement and, accordingly, all references herein to the purchase or other transfer of any of Seller's right, title


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and interest in the Purchased Federal Student Loans to, or the ownership or other retention of the Purchased Federal Student Loans by, Buyer, or the granting of the security interest therein pursuant to Section 6, shall be deemed to refer solely to such Student Loans held in such capacity and manner, notwithstanding anything else in this agreement to the contrary. Each AMS Trust Agreement shall be deemed to be amended to the extent necessary to effectuate the parties' intent as set forth in the preceding sentence. Notwithstanding anything in this Agreement to the contrary, Buyer shall have no obligation to enter into any Transaction hereunder.

                   Section 2. Definitions.

                   "Act of Insolvency" means, with respect to any Person and its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief, (ii) the seeking the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either, (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates.

                   "Additional Student Loans" means Student Loans provided by Seller to Buyer or its designee pursuant to Section 4(a).

                   "Affiliate" means an affiliate of a party as such term is defined in the United States Bankruptcy Code in effect from time to time.

                   "Agreement" means this Master Repurchase Agreement between Buyer and Seller, as amended from time to time.

                   "AMS Trust " has the meaning specified in Section 1.

                   "AMS Trust Agreement" has the meaning specified in Section 1.

                   "AMS Trustee" has the meaning specified in Section 1.

                   "Business Day" means a day other than (i) a Saturday or Sunday, or (ii) a day on which the Buyer or the New York Stock Exchange or banks located in Chicago, Illinois are authorized or obligated by law or executive order to be closed.

                   "Buyer" has the meaning specified in Section 1.


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                  "Collateral Amount" means, with respect to any Transaction, the amount obtained by application of the applicable Collateral Amount Percentage to the unpaid principal balance (such balance to include, in the case of Federal Student Loans, accrued interest that is not then payable but is to be capitalized and added to principal") for the Purchased Student Loans subject to such Transaction.

                  "Collateral Amount Percentage" means the amount set forth in the Confirmation which, in any event, shall not be less than 100% for Purchased Student Loans.

                  "Collateral Deficit" has the meaning specified in Section
4(a).

                  "Collateral Account" has the meaning specified in Section
5(a).

                  "Collection Account" means the account or accounts into which the Servicers deposit proceeds on the Student Loans, each of which account or accounts shall be subject to a Control Agreement.

                  "Computer Tape" means, with respect to each Transaction, a list in computer readable form of the Purchased Student Loans, containing such information with respect thereto as Buyer shall have requested.

                  "Confirmation" has the meaning specified in Section 3(a).

                  "Control Agreement" shall mean a control agreement acceptable to the Buyer.

                  "DOE" means the U.S. Department of Education, and any successor thereto.

                   "Eligible Lender Trustee" means each of (a) Bank One, National Association, in its capacity as trustee under the Bank One Repurchase Trust Agreement, or (b) Fleet National Bank, in its capacity as trustee under the related AMS Trust Agreement.

                  "Event of Default" has the meaning specified in Section 13.

                  "Federal Student Loans" means student loans which are guaranteed as to principal and interest by a guaranty agency pursuant to a Guaranty Agreement, under pertinent provisions of the Higher Education Act.

                  "GNIC" means Guaranty National Insurance Co.

                  "Guarantor" has the meaning specified in Section 1.

                  "Guarantor Agreement" has the meaning specified in Section 1.

                  "Guaranty Agreement" means each guaranty agreement entered into with a guaranty agency under the Higher Education Act and covering one or more of the Purchased Federal Student Loans or the TERI Guaranty Agreement with respect to the Purchased Private Student Loans.


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                  "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder of DOE or the applicable guaranty agency.

                  "Income" means, with respect to any Purchased Student Loan at any time, any principal thereof when paid and all interest, guaranty payments, Subsidy Payments or other distributions paid in respect of such Student Loan less any related servicing fee(s) charged by the Servicer and any trustee fee(s) pursuant to the Repurchase Trust Agreement.

                  "LCPI Purchased Student Loans" means the Purchased Student Loans, any proceeds thereof, to the Servicing Agreements to the extent they pertain to the Purchased Student Loans, all rights with respect to the related Guarantee Agreements, and all servicing records pertaining to Purchased Student Loans, owned by Seller, including but not limited to any and all files, documents, records, data bases, computer tapes, copies of computer tapes, closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Student Loans, as defined in that certain Amended and Restated Master Repurchase Agreement, dated as of November 13, 1998, by and between the Seller, as successor to Educational Finance Group, Inc., and Lehman Commercial Paper Inc.

                  "Loan Files" means the file customarily maintained for Student Loans by the Seller's servicer.

                  "Market Value" means as of any date with respect to any Student Loans, the price at which such Student Loans could readily be sold or securitized as determined by Buyer in its sole discretion pursuant to Section 4; provided, however, that Buyer shall not take into account, for purposes of calculating Market Value, any Student Loan (i) which is a Federal Student Loan that is more than 120 days delinquent or a Private Student Loan that is more than 90 days delinquent, or (ii) with respect to which there is a breach of a representation, warranty or covenant made by Seller in this Agreement and which breach has not been cured by repurchase or otherwise.

                  "Non-cash generating" means any Purchased Student Loan that is not generating current cash flow exclusive of, in the case or Purchased Federal Student Loans, special allowance payments.

                  "Obligor" means a borrower on a Student Loan or any other Person who is indebted under the related Student Loan.

                  "Periodic Payment" has the meaning specified in Section 5(b).

                  "Person" means an individual, partnership, corporation, joint stock company, trust or unincorporated organization or a governmental agency or political subdivision thereof.

                  "Price Differential" means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate of such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction


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and ending on (but excluding) the Repurchase Date (reduced by any amount of such
Price Differential previously paid by Seller to Buyer with respect to such Transaction).

                  "Pricing Rate" means the sum of (i) the variable rate per annum described in the Confirmation for determination of the Price Differential plus (ii) the applicable Pricing Spread.

                  "Pricing Spread" means, with respect to the portion of the Purchase Price of each Transaction allocable to Federal Student Loans, (i) 75 basis points or (ii) as otherwise agreed in the related Confirmation.

                  "Prime Rate" means the rate of interest published by The Wall Street Journal, northeast edition, as the "prime rate."

                  "Private Student Loans" means Tuition Guard Loans or TERI
Loans.

                  "Purchase Date" means the date on which Purchased Student Loans are transferred by Seller to Buyer or its designee as specified in the Confirmation.

                  "Purchased Federal Student Loans" means Purchased Student Loans that are Federal Student Loans, which are and shall be held hereunder in the form provided for in Section 1 and in the related Repurchase Trust Agreement.

                  "Purchased Private Student Loans" means Purchased Student Loans that are Private Student Loans.

                  "Purchased Student Loans" means the Student Loans (including any Additional Student Loans) sold by Seller to Buyer in a Transaction, any Additional Student Loans and any Substituted Student Loans. Upon repurchase of a Student Loan by the Buyer, the Student Loan shall no longer be a Purchased Student Loan.

                  "Purchase Price" means on each Purchase Date and for each Transaction, the price at which the Purchased Student Loans for such Transaction are transferred by Seller to Buyer or its designee, provided that in no event shall the Purchase Price be greater than 96% of the lesser of (x) the unpaid principal balance (such balance to include, in the case of Federal Student Loans, accrued interest that is not then payable but is to be capitalized and added to principal) for such Purchased Student Loans and (y) the Market Value of such Purchased Student Loans.

                  "Repurchase Date" means the date on which Seller is to repurchase the Purchased Student Loans from Buyer which will be August 31, 2003, unless otherwise determined by application of the provisions of Sections 3, 5 or 13.

                  "Repurchase Price" means the price at which Purchased Student Loans are to be transferred from Buyer or its designee to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as (i) the sum of the Purchase Price and the accreted value as of the date of such determination of the Price Differential decreased by (ii) all cash, Income and Periodic Payments actually received for such


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Transaction to and including such date of determination by Buyer pursuant to
Sections 4(a), 5(a) and 5(b), respectively.

                  "Repurchase Trust Agreement" means the Repurchase Trust Agreement, dated as of the date hereof, between the Buyer and Bank One, National Association (the "Bank One Repurchase Trust Agreement").

                  "Seller" has the meaning specified in Section 1.

                  "Servicer" means, with respect to any Student Loans, the entity servicing such Student Loans, and identified as such on the Student Loan Schedule with respect thereto.

                  "Servicing Agreement" shall mean each servicing agreement between the Seller and the related servicer servicing the Purchased Student Loans, as referred to in Section 25.

                  "Servicing Records" has the meaning specified in Section 6.

                  "Student Loans" means Federal Student Loans and Private Student Loans.

                  "Subordination and Intercreditor Agreement" means that certain subordination and intercreditor agreement dated as of August 7, 2003, among Buyer, Seller and Guarantor.

                  "Subsidy Payments" means interest subsidy payments, special allowance payments and any other payments of a similar nature made to the Seller pursuant to the terms of the Higher Education Act.

                  "Substituted Student Loans" means any Student Loans substituted for Purchased Student Loans in accordance with Section 9 hereof.

                  "TERI" means The Education Resources Institute, Inc., a Massachusetts non-profit corporation, and its successors.

                  "TERI Loans" student loans that are fully guaranteed against non-payment of principal and interest by TERI.

                  "TERI Guaranty Agreement" means the agreement among TERI, the Eligible Lender Trustee and Buyer pursuant to which the Purchased Private Student Loans are fully guaranteed against non-payment of principal and interest by TERI.

                  "Transaction" has the meaning specified in Section 1.

                  "TuitionGuard Loans" means student loans which are underwritten pursuant to the TuitionGuard Program and is insured by GNIC for 95% of the principal and interest due on the loan in the event of default thereto.

                  "UCC" means the Uniform Commercial Code, as in effect from time to time in the relevant jurisdiction.

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                  Section 3. Initiation, Confirmation; Termination; Maximum
Transaction Amounts. (a) An agreement to enter into a Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller; provided, that this is an uncommitted facility and the Buyer shall have no obligation to enter into any Transaction. Upon entering into such agreement, the Seller shall deliver to the Buyer a Funding Request which request shall include (i) the aggregate principal balance of the related Student Loans; (ii) the aggregate funding amounts and wire instructions for each Servicer funds are to be wired to; (iii) loan level detail in the form of Appendix I to Exhibit I hereto for at least 85% (by principal balance) of the Student Loans to be purchased on the related Purchase Date; and (iv) an acknowledgment by each related AMS Trustee, acknowledging such AMS trustee shall act as Eligible Lender Trustee for the specified Student Loans.

                  (b) In any event, Buyer shall confirm the terms of each Transaction by issuing a written confirmation to Seller promptly after the parties enter into such Transaction in the form of Exhibit I attached hereto (a "Confirmation"), and Seller shall thereupon provide a copy of such written confirmation to the Eligible Lender. Such Confirmation shall set forth the description of the related Student Loans and shall identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate applicable to the Transaction, (v) the amount of the related Student Loans that are Federal Student Loans (and the Federal programs represented and the amount represented by each) and the amount that are Private Student Loans, (vi) the applicable Collateral Amount Percentages with respect to such Student Loans and (vii) additional terms or conditions not inconsistent with this Agreement. After receipt of the Confirmation, Seller shall, subject to the provisions of subsection (c) below, sign the Confirmation and promptly return it to Buyer.

                  (c) Any Confirmation by Seller shall be deemed to have been received by Seller on the date actually received by Seller.

                  (d) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by Seller no more than two (2) Business Days after the date the Confirmation was received by Seller or unless a corrected Confirmation is sent by Buyer. An objection sent by Seller must state specifically that such writing is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that the Seller believes they should be stated, and must be received by Buyer no more than two (2) Business Days after the Confirmation was received by Seller.

                  (e) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller by telephone or otherwise (in each case, confirmed by fax), no later than 1:00 p.m. (New York time) on the Business Day prior to the day on which such termination will be effective.

                  (f) On the Repurchase Date, termination of the Transaction will be effected by transfer to Seller or its designee of the Purchased Student Loans (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to
Section 5) against the simultaneous transfer of the Repurchase Price to an


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account of Buyer. Buyer agrees to permit Seller to repurchase all or a portion of the Purchased Student Loans in connection with a securitization or other financing or in connection with a sale or transfer to any Person (or any eligible lender on behalf of any such Person), in each case (other than Section
9) pursuant to which Buyer is paid the allocable portion of Repurchase Price (and, in addition, any amount due in accordance with the last sentence of Section 8), and with respect thereto, Buyer shall issue a revised Confirmation for the remaining Purchased Student Loans and, if Buyer and Seller so agree, establish a new Repurchase Date.

                  (g) With respect to all Transactions hereunder the aggregate Purchase Price of all Purchased Student Loans at any one time subject to then outstanding Transactions shall not exceed $150,000,000.

                  (h) At least two Business Days prior to any Purchase Date or any substitution of Student Loans pursuant to Section 9, the Seller shall deliver to buyer via electronic modem, computer tape or any other format as agreed to by Buyer the information requested by the Buyer related to the Student Loans to be so purchased or substituted.

                  (i) The Confirmation may specify any Repurchase Date for the related Transaction agreed upon by Buyer and Seller; provided that in no event shall such date be after the Repurchase Date.

                  (j) Seller shall pay to the Buyer on or prior to the initial Purchase Date under this Agreement on the first calendar of each month thereafter, an amendment fee of $50,000.

                  (k) With respect to any Student Loan for which the related Funding Request lacked loan level information, the Seller shall deliver such loan level information to the Buyer upon receipt but no later than three Business Days after the related Purchase Date.

                  Section 4. Collateral Amount Maintenance. (a) If at any time the aggregate Market Value of all Purchased Student Loans subject to all Transactions plus all cash delivered to Buyer is less than the aggregate Collateral Amount for all such Transactions (a "Collateral Deficit"), then Buyer may by notice to Seller require Seller to transfer to Buyer or its designee Student Loans "Additional Student Loans") or cash, so that the cash and aggregate Market Value of the Purchased Student Loans, including any such Additional Student Loans, will thereupon equal or exceed the aggregate Collateral Amount.

                  (b) Notice required pursuant to subsection (a) above may be given by any means of telecopier or telegraphic transmission. A notice for the payment or delivery in respect of a Collateral Deficit must be met not later than 5:00 p.m. on the same Business Day, local time of the party receiving the notice. Any notice given on a Business Day after 9:00 a.m., local time of the party receiving the notice, shall be met not later than 2:00 p.m. (New York time) on the next Business Day. The failure of Buyer, on any one or more occasions, to exercise its rights under subsection (a) of this Section shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Buyer to do so at a later date. Buyer and Seller agree that a failure or delay to exercise its rights under subsection (a) of this Section shall not limit Buyer's rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.


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                  (c) In the event that Seller fails to comply with the
provisions of this Section 4, Buyer shall not enter into any additional Transactions hereunder after the date of such failure.

                  Section 5. Income Payments. (a) Where a particular Transaction's term extend over an Income payment date, Income on the Purchased Student Loans shall be the property of Buyer. Seller has established an account (the "Collection Account") at a depositary institution acceptable to Buyer. Seller shall use its best efforts to cause the Collection Account to become a segregated account. Seller and the Eligible Lender Trustee shall deposit all Income, net of all servicing costs and fees, on the Purchased Student Loans in to the Collection Account upon receipt. Amounts on deposit in the Collection Account may be invested at the direction of the Seller in investments acceptable to Buyer, and shall be invested in a manner sufficient to protect Buyer's perfected security interest in such amounts. So long as no Event of Default shall have occurred and be continuing, Seller shall be entitled to all amounts on deposit on the Collection Account and any other Income on the Purchased Student Loans on each Repurchase Date, after all amounts due to Buyer have been paid. Upon the occurrence and continuance of an Event of Default, all Income with respect to Purchased Student Loans shall be paid to Buyer and distributed to Buyer pursuant to Section 14 hereof.

                  (b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Student Loans, Seller shall pay by wire transfer to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (each such payment, a "Periodic Payment") on the Repurchase Date.

                  (c) Buyer shall offset against the Repurchase Price of each such Transaction all income and Periodic Payments actually received by Buyer pursuant to Sections 5(a) and 5(b), respectively.

                  Section 6. Security Interest. (a) Buyer and the Seller intend that the Transactions hereunder be sales to Buyer of Seller's beneficial right, title and interest in and to the Purchased Student Loans (legal title shall remain with the related AMS Trust) and not loans from Buyer to Seller secured by the Purchased Student Loans. However, in order to preserve Buyer's rights under this Agreement, in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller's obligations to Buyer under this Agreement and the Transactions entered into pursuant to this Agreement, Seller grants (which grant is made with respect to the Purchased Federal Student Loans to the related Eligible Lender Trustee for the benefit of Buyer) a first priority security interest in the Seller's beneficial interest in Purchased Student Loans, any proceeds thereof, the Collection Account, to the Servicing Agreements to the extent they pertain to the Purchased Student Loans, all rights with respect to the related Guarantee Agreements, and all servicing records pertaining to Purchased Student Loans, owned by Seller, including but not limited to any and all files, documents, records, data bases, computer tapes, copies of computer tapes, closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Student Loans (the "Servicing Records"), the LCPI Purchased Student Loans and which grant includes as to Federal Student Loans, the grant by the related AMS Trustee, which the related AMS Trustee hereby makes at the instruction of the Seller, to the


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related Eligible Lender Trustee of a first priority security interest in legal title to the Federal Student Loans and all other rights to the Purchased Federal Student Loans held by the related AMS Trust, and in each case all proceeds thereof.

                  (b) Seller shall pay all fees and expenses associated with perfecting Buyer's security interest in the Purchased Student Loans, including, without limitation, the cost of filing financing documents under the UCC, as and when required by Buyer in its sole discretion.

                  Section 7. Payment, Transfer and Custody. (a) Unless otherwise mutually agreed in writing, all transfers of funds hereunder shall be in immediately available funds.

                  (b) On the Purchase Date for each Transaction, ownership of the Purchased Student Loans shall be transferred to the Buyer or its designee (subject in the case of Purchased Federal Student Loans, to the retention of legal title thereto by an AMS Trustee in its capacity as "eligible lender' under the Higher Education Act as in Section 1 set forth,) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation.

                  (c) Seller shall use its best efforts to make arrangements as soon as possible, but in no event later than August 31, 2003 for the Buyer to wire or ACH transfer the Purchase Price with respect to the Student Loans directly to the related Servicers (the "Direct Wiring Capability").

                  (d) Seller hereby agrees that, with respect to Student Loans which are originated simultaneously with their funding hereunder, the Purchase Price shall be delivered as follows:

                  (i) Prior to Seller's arranging for the Direct Wiring Capability, on the Purchase Date for each Transaction, the Buyer shall wire the Purchase Price to the Seller.

                  (ii) (A) Upon Seller's arranging for the Direct Wiring Capability, on or prior to the Purchase Date for each Transaction, the Seller shall (1) deliver to the Buyer wiring instructions and amounts with respect to the Purchased Student Loans to be funded on such Purchase Date and (2) remit to the Buyer's designated account an amount equal to 4% of the principal balance of the Purchased Student Loans to be funded on such Purchase Date.

                       (B) Funds shall be wired directly to the applicable Servicer or such funds shall be made available to the applicable Servicer for ACH transfer. Prior to the Buyer purchasing any Student Loans serviced by a Servicer, such Direct Wire Servicer shall have executed a letter agreement, in a form acceptable to the Buyer, pursuant to which the Servicer agrees, among other things, to hold such funds as Buyer's disbursement agent. Buyer shall retain 3% of the principal balance of the Purchased Student Loans to be funded on such Purchase Date for payment of required fees with respect to the Purchased Student Loan on a quarterly basis.

                  (e) Seller, simultaneously with the delivery to Buyer or its designee of the Purchased Student Loans relating to each Transaction hereby sells, transfers, conveys and assigns to Buyer or its designee without recourse, but subject to the terms of this Agreement, all


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the right, title and interest of Seller in and to the Purchased Student Loans, including all right, title and interest in and to the Guaranty agreements with respect thereto, all Subsidy Payments and all federal guaranty or reinsurance payments with respect thereto and all proceeds of each of the foregoing.

                  (f) Any Loan Files are and shall be held in trust by Seller's designated servicer as bailee or custodian of the related Eligible Lender Trustee for the benefit of Buyer as the beneficial owner thereof as specifically designated in the Repurchase Trust Agreement or related AMS Trust Agreement, as applicable. The books and records (including, without limitation, any computer records or tapes) of Seller and the related Eligible Lender Trustee pertaining to the Purchased Student Loans shall be marked appropriately to reflect clearly the sale of the related Purchased Student Loan to Buyer.

                  Section 8. Rehypothecation or Pledge of Purchased Student Loans. Title to all Purchased Student Loans shall pass to Buyer (except that, with respect to the Purchased Federal Student Loans, title shall be held of record by the related AMS Trustee as set forth in Section 1). Buyer shall have free and unrestricted use of all Purchased Student Loans, subject to the requirement, in the case of Purchased Federal Student Loans, that legal title thereto shall at all times remain held by an "eligible lender" as defined in the Higher Education Act. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Student Loans or interests therein or otherwise pledging, repledging, hypothecating, or rehypothecating the Purchased Student Loans or interests therein, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Student Loans to Seller pursuant to Section 3. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Student Loans delivered to Buyer by Seller. In the event that there is a material adverse change or other development in the repurchase markets which results in Buyer being unable to finance its position through the repurchase market with its traditional repurchase counterparties, Buyer may accelerate the Repurchase Date for any outstanding Transactions following reasonable written notice to Seller of the occurrence of such event. In addition, in the event that any payment of the Repurchase Price occurs prior to the Repurchase Date set forth in the applicable Confirmation, Seller shall pay upon demand any resulting loss, cost or expense incurred by the Buyer, including, but not limited to, any loss (including loss of anticipated profits), cost or expense incurred in liquidating or employing deposits from third parties or other financing arrangements with respect to its position in the Purchased Student Loans.

                  Section 9. Substitution. (a) Subject to Section 9(b), Seller may, upon two (2) Business Days' written notice to Buyer, substitute other Student Loans for any Purchased Student Loans. Such substitution shall be made by transfer to Buyer or its designee (such transfer to be reflected on Schedule I hereto) of the Loan File of such other Student Loans and transfer to Seller or its designee of the Purchased Student Loans requested for release. After substitution, the substituted Student Loans shall be deemed to be Purchased Student Loans subject to the same Transaction as the released Student Loans.

                  (b) Notwithstanding anything to the contrary in this Agreement, Seller may not substitute other Student Loans for any Purchased Student Loans (i) if after taking into account such substitution, a Collateral Deficit would occur on (ii) such substitution would cause a breach of any provision of this Agreement.

                  Section 10. Representations, Warranties and Covenants. (a) Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (ii) it will engage in such Transactions as principal; (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf and upon execution this Agreement will create a legal, valid and binding obligation, enforceable in accordance with its terms; (iv) no approval, consent or authorization of the Transactions contemplated by this Agreement from any federal, state, or local regulatory authority having jurisdiction over it is required or, if required, such approval, consent or authorization has been or will, prior to the Purchase Date, be obtained; (v) the execution, delivery, and performance of this Agreement and the Transactions hereunder will not violate any law, regulation, order, judgment, decree, ordinance, charter, by-law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any agreement or other instrument by which it is bound or by which any of its assets are affected; (vi) it has received approval and authorization to enter into this Agreement and each and every Transaction actually entered into hereunder pursuant to its internal policies and procedures; and (vii) neither this Agreement nor any Transaction pursuant hereto are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

                  (b) Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Student Loans by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while this Agreement and any Transaction hereunder is in full force and effect:

                  (i) Seller represents and warrants that it is duly authorized under the laws of the Commonwealth of Massachusetts and the State of Delaware to execute and deliver this Master Repurchase Agreement and to provide funds for the origination of Student Loans (in the case of Federal Student Loans, by an eligible lender) hereunder, all necessary action on the part of the Seller for the execution and delivery of this Agreement has been duly and effectively taken and this Agreement is the valid and enforceable obligation of the Seller in accordance with the terms.

                  (ii) Seller covenants that it will service or cause to be serviced all Purchased Federal Student Loans in accordance with applicable provisions of the Higher Education Act and all Purchased Private Student Loans in accordance with applicable requirements of TERI or those with respect to the TuitionGuard Loans, as applicable.

                  (c) Seller represents and warrants to the Buyer that each Purchased Student Loan sold hereunder and each pool of Purchased Student Loans sold in a Transaction hereunder, as of the related Purchase Date conform to the representations and warranties set forth in Exhibit III attached hereto and that each Student Loan delivered hereunder as Additional Student Loans or Substituted Student Loans, as of the date of such delivery, conforms to the representations and warranties set forth in Exhibit III attached hereto. Seller further represents and warrants to the Buyer that the Computer Tape with respect to each Purchased Student Loan is complete, true and correct as of the last calendar day of each month. It is understood and agreed that the representations and warranties set forth in Exhibit III attached hereto shall survive delivery of the respective Loan File to Buyer or its designee.

                  (d) On the Purchase Date for any Transaction, Buyer and Seller shall each be deemed to have made all the foregoing representations with respect to itself as of such Purchase Date.

                  Section 11. Negative Covenants of the Seller. On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that it will not:

                  (a) take any action which would directly or indirectly impair or adversely affect Buyer's rights in or the value of the Purchased Student Loans;

                  (b) pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Purchased Student Loans to any person not a party to this Agreement nor will the Seller create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Student Loans except as described in Section 6; or (c) amend, alter, modify or change in any material way its underwriting guidelines with respect to Purchased Student Loans without Buyer's consent.

                  Section 12. Affirmative Covenants of the Seller. For so long as this Agreement is in effect:

                  (a) Seller covenants that it will promptly notify Buyer of any material adverse change in its business operations and/or financial condition.

                  (b) Seller shall provide Buyer with copies of such documentation as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 10 and in Section 2 of the Guarantor Agreement, including but not limited to resolutions evidencing the approval of this Agreement by the board of trustees of Seller and/or Guarantor, and the Transactions contemplated hereby.

                  (c) Seller shall, at Buyer's request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Student Loans as and to the extent set forth in Section 6, the Repurchase Trust Agreement and the Fleet AMS Trust Agreement, including, among other things, filing such UCC financing statements or other instruments as Buyer may reasonably request.

                  (d) Seller covenants that it will not create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Purchased Student Loans or its beneficial interest therein (other than the security interests described in Section 6) without the prior express written consent of Buyer. Seller shall notify Buyer no later than one (1) Business Day after obtaining actual knowledge thereof, if any event has occurred that constitutes an Event of Default with respect to Seller or any event that with the giving of notice or lapse of time, or both, would become of Event of Default with respect to Seller.

                  (e) Seller covenants to use its best efforts to provide Buyer on or before the 15th Business Day of each month but in no event later than the 20th Business Day of each month with respect to Purchased Student Loans, either by direct modem electronic transmission, a computer diskette or any other format agreed to by Buyer, the Computer Tape with respect to all Purchased Student Loans then subject to Transactions including data as mutually agreed upon by the Seller and the Buyer.

                  (f) Seller covenants to provide Buyer with the following financial and reporting information:

                  (i) within 90 days after the last day of its fiscal year, each of Guarantor's and Seller's audited consolidated and consolidating statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of a firm of "Big Six" independent certified public accountants or any other nationally recognized independent certified public accounting firm consented to by Buyer (with consent shall not be unreasonably withheld);

                  (ii) within 60 days after the last day of the first three fiscal quarters in any fiscal year, each of Guarantor's and Seller's consolidated and consolidating statements of income and statements of changes in cash flow for such quarter and balance sheets as of the end of such quarter presented fairly in accordance with GAAP;

                  (iii) within 30 days after the last day of each calendar month, an officer's certificate from the chief financial officer or treasurer of the Seller addressed to Buyer certifying that, as of such calendar month, (x) Seller is in compliance with all of the terms, conditions and requirements of this Agreement, and (y) no Event of Default exists;

                  (iv) within 30 days after the last day of each calendar month, notice of all audits of or any other actions of a material nature by the DOE with respect to, Seller or any Affiliate thereof or, to the extent it has knowledge thereof, of any Servicer or guarantor (including but not limited to TERI or, with respect to the TuitionGuard Loans GNIC) under any Guaranty Agreement, and, in each case, notice of the results thereof (including, with respect to guarantors of the Purchased Federal Student Loans, but not limited to, the rate of reimbursement by the DOE for the guarantor under a Guaranty Agreement, to the extent that such rate is below the maximum permitted under the Higher Education Act (i.e., 98% with respect to Student Loans disbursed on or after October 1, 1993 and 100% for loans disbursed prior thereto));

                  (v) as promptly as practicable, copies of all reports or written comments (including, without limitation, audit reports, management letters and any other reports or communications with respect to the internal control structure) relating to Seller or the Guarantor submitted by its independent accountants;

                  (vi) not later than 11:00 a.m., New York City time, on the Business Day after Seller becomes aware thereof, a report setting forth any material changes or developments in the business of Seller, including, without limitation, any material changes, developments or defaults under any agreements;

                  (vii) as promptly as practicable (but in any event not later than three (3) Business Days after filing), copies of all materials filed with respect to the Guarantor with the Securities and Exchange Commission; and

                  (viii) such other information as, from time to time, may reasonably be requested by the Buyer.

                  (g) Seller and Guarantor shall each do all things necessary to remain duly formed or incorporated, validly existing and in good standing as a corporation, in its jurisdiction and maintain all requisite authority to conduct its business in each jurisdiction in which it conducts business.

                  (h) Seller and Guarantor shall each comply with the requirements of all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities having jurisdiction over its operations in respect of the conduct of its business and the ownership of its property, except in the case of Guarantor where failure to do so would not have a material adverse effect on its business or operations or on its ability to perform its obligations under the Guarantor Agreement; provided, however, that it shall not be required by reason of this Section 12(h) to comply therewith at any time while it shall be contesting its obligation to do so in good faith by appropriate proceedings, and if it shall have set aside such reserves, if any, with respect thereto as are required by GAAP.

                  (i) Seller shall not permit the Purchased Student Loans to contain (i) any Federal Student Loan which is more than 120 days delinquent,
(ii) any Private Student Loan which is more than 90 days delinquent, (iii) more than 5% by aggregate Purchase Price of Student Loans that are more than 30 days delinquent, (iv) more than 2.5% by aggregate Purchase Price of Student Loans that are more than 60 days delinquent, (v) any Federal Student Loan as to which the applicable federal guarantor's obligation to make guaranty payments or the federal reinsurance with respect thereto has for any reason been forfeited or qualified, (vi) any TERI Loan as to which the obligation of TERI to make guaranty payments under the TERI Guaranty Agreement has for any reason been forfeited or qualified, (vii) any TuitionGuard Loan as to which the insurance obligation of GNIC has for any reason been withdrawn or reduced or (viii) more than 0% by aggregate Purchase Price of Student Loans that are Private Student Loans. Seller will deliver Additional Student Loans or Substitute Student Loans as may be necessary to comply with this paragraph.

                  (j) Seller shall take all actions necessary to ensure that each Federal Student Loan is subject to a Guaranty Agreement and that each Private Student Loan is subject to a TERI Guaranty Agreement, or in the case of a TuitionGuard Loan, is insured by GNIC for at least 95% the principal and interest due on the loan in the event of a default thereon.

                  (k) While any Transaction is outstanding, the Seller hereby agrees to cause the related Servicer to hold the related Purchased Student Loans for the benefit of the Buyer. The Portfolio Identifier pursuant to which each Servicer holds the related Student Loans shall be as set forth on Exhibit IV hereto. The Seller shall not cause the related Servicer to, and the related Servicer shall not change the Portfolio Identifier any Student Loan is held under without the prior consent of the Buyer.

                  Section 13. Events of Default. (a) If any of the following events (each an "Event of Default") occur, Buyer shall have the rights set forth in Section 14, as applicable:

                  (i) Seller or Guarantor fails to satisfy or perform any material obligation or covenant under this Agreement;

                  (ii) An Act of Insolvency occurs with respect to Seller or Guarantor;

                  (iii) Any representation made by Seller or Guarantor shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

                  (iv) Seller or Guarantor shall admit its inability to, or its intention not to, perform any of its obligations hereunder;

                  (v) Any governmental, regulatory, or self-regulatory authority takes any act on to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of the Seller or Guarantor, which suspension has a material adverse effect on the ordinary business operations of Seller or Guarantor and which continues for more than five Business Days;

                  (vi) Seller or Guarantor dissolves, merges or consolidates with another entity, or sells, transfers, or otherwise disposes of a material portion of its business or assets, provided that a sale of assets in connection with any securitization or similar type of financing by Seller shall not constitute an Event of Default under this subparagraph;

                  (vii) Buyer, in its good faith judgment, believes that there has been a material adverse change in the business, operations, corporate structure or financial condition of Seller or Guarantor or that Seller or Guarantor will not meet any of the Seller's obligations under any Transaction pursuant to this Agreement, or any other agreement between the parties;

                  (viii) Any of Seller, its Affiliates, any financing vehicles of the Seller or Guarantor is in default under any material agreement to which it is a party, provided, however, such a default shall not constitute an Event of Default if the exercise of such remedies as are available, as applicable, to Seller's or Guarantor's counterparty with respect to such default would not result in a material adverse change in the business operation or financial condition of the Seller or Guarantor; provided that the defaults outlined in the UICI press release dated July 21, 2003, that have occurred with respect to EFG Funding LLC, EFG-II, LP, EFG-IV, LP, AMS-I 2002, LP, AMS-III 2003, LP, AMS-II 2002, LP, which have been waived by the applicable liquidity providers and insurers shall not constitute Events of Default under this section (viii) during the term of such waiver;

                  (ix) A final judgment by any competent court in the United States of America for the payment of money in an amount of at least $10,000,000 is rendered against Seller or Guarantor, and the same remains undischarged or unpaid for a period of sixty (60) days during which execution of such judgment is not effectively stayed;

                  (x) This Agreement (together, in the case of the Federal Purchased Student Loans, with the Repurchase Trust Agreement and the related AMS Trust Agreement) shall for any reason cease to create a valid, first priority perfected security interest in any of the Purchased Student Loans purported to be covered hereby;

                  (xi) A Collateral Deficit occurs with respect to Seller, and is not eliminated within the time period specified in Section 4(b);

                  (xii) The Guarantor shall terminate, revoke, rescind, disaffirm or fail to honor any of its obligations or covenants under the Guarantor Agreement or notice is received by Buyer from Guarantor of its intention to take any of the aforementioned actions;

                  (xiii) TERI's long term credit rating shall not be investment grade or better as published by any one of Moody's Investors Service, inc., Fitch IBCA, Inc. and Standard & Poor's (provided, that no Event of Default shall occur under this subparagraph for so long as (x) two and the three aforementioned rating agencies continue to rate TERI's long term credit rating investment grade or (y) no TERI Loans are included in the Purchased Student Loans); or

                  (xiv) An Event of Default with respect to Seller or guarantor shall occur under the Subordination and Intercreditor Agreement.

                  (b) In making a determination as to whether an Event of Default has occurred, the Buyer shall be entitled to rely on reports published or broadcast by media sources believed by such party to be generally reliable and on information provided to it by any other sources believed by it to be generally reliable, provided that such party reasonably and in good faith believes such information to be accurate and has taken such steps as may be reasonable in the circumstances to attempt to verify such information.

                  Section 14. Remedies. (a) If an Event of Default occurs with respect to Seller, the following rights and remedies are available to Buyer:

                  (i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

                  (ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

                           (A) Seller's obligations hereunder to repurchase all
                  Purchased Student Loans in such Transactions shall thereupon become immediately due and payable,

                           (B) to the extent permitted by applicable law, the
                  Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the greater of the Prime Rate or the Pricing Rate for each such Transaction to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (I) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, (II) any proceeds from the sale of Purchased Student Loans applied to the Repurchase Price pursuant to subsection (a)(xiii) of this Section, and (III) any amounts applied to the Repurchase Price pursuant to subsection (a)(iii) of this Section), and

                           (C) all Income on the Purchased Student Loans
                  actually received in the Collection Account pursuant to
                  Section 5 shall be applied to the aggregate unpaid Repurchase Price owed by Seller.

                  (iii) After one Business Day's notice to Seller (which notice need not be given if an Act of Insolvency with respect to Seller or Guarantor shall have occurred, and which may be the notice given under subsection (a)(i) of this Section), Buyer, to the extent permitted by the Higher Education Act, may instruct the related Eligible Lender Trustee to (A) immediately sell, without notice or demand of any kind, at a public or private sale and at such price or prices Buyer may reasonably deem satisfactory any or all Purchased Student Loans subject to a Transaction hereunder (including with respect to any Federal Student Loans legal title thereto, and all rights therein held by the related AMS Trustee, in accordance with the Higher Education Act) or
         (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Student Loans, to give Seller credit for such Purchased Student Loans in an amount equal to the Market Value of the Purchased Student Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Student Loans shall be applied first to the costs and expenses incurred by Buyer in connection with the Event of Default; second to consequential damages, including but not limited to costs of cover and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of Seller or Guarantor or any Affiliate thereof to Buyer hereunder or under any other agreement between Buyer and such parties or otherwise.

                  (iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Student Loans on a particular business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Student Loans may not be liquid. In view of the nature of the Purchased Student Loans, the parties agree that liquidation of a Transaction or the underlying Purchased Student Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Student Loan and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Student Loan on the occurrence of an Event of Default or to liquidate all

         Purchased Student Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. However, in recognition of the parties' agreement that the Transactions hereunder have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each Transaction has been entered into in consideration of the other Transactions, the parties further agree that Buyer shall use its best efforts to liquidate all Transactions hereunder upon the occurrence of an Event of Default as quickly as is prudently possible in the reasonable judgment of Buyer.

                  (v) Buyer shall, without regard to the adequacy of the security for the Seller's obligations under this Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to (or cause the Eligible Lender Trustee to) take possession of and protect, collect, manage, liquidate, and sell the Purchased Student Loans or any portion thereof, and collect the payments due with respect to the Purchased Student Loans or any portion thereof. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

                  (vi) Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in Section 25, if Seller fails or refuses to perform its obligations as set forth therein.

                  (vii) Seller shall be liable to Buyer for the amount of all expenses, reasonably incurred by Buyer in connection with or as a consequence of an Event of Default, including, without limitation, reasonably legal fees and expenses and reasonable costs incurred in connection with hedging or covering transactions, and Seller shall be liable for all fees and charges of the related Eligible Lender Trustee and the Servicers whether incurred before or after an Event of Default.

                  (viii) Buyer shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the applicable UCC to the extent that such UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller or Guarantor.

                  (ix) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsection (a)(iii) of this Section, at any time thereafter without notice to Seller or Guarantor. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

                  (x) In addition to its rights hereunder, Buyer shall have the right to proceed against any assets of Seller which may be in the possession of Buyer or its designee including the right to liquidate such assets and to set off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Student Loans, and all other sums or obligations owed by Seller to Buyer against all of Seller's obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from Seller shall be returned to Seller after satisfaction of all obligations of Seller to Buyer.

                  (xi) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Student Loans in a commercially reasonable manner as set forth in this Agreement, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

                  (xii) Buyer and Seller hereby agree that sales of the Purchased Student Loans shall be deemed to include and permit the sales of Purchased Student Loans pursuant to a securities offering.

                  (xiii) Notwithstanding the foregoing remedies, if the Event of Default (other than an Event of Default under Section 13(a)(x)) arises from a breach of any representation or warranty set forth in Exhibit III attached hereto or the breach of the covenants contained in Section 12(i) with respect to a Purchased Student Loan, then Seller may elect, subject to Buyers' written consent (which consent shall not be unreasonably withheld or delayed), to cure such default by repurchasing such Student Loan or substituting for such Student Loan within two (2) Business Days of such Event of Default, provided, however, that Seller shall not have the right to make the foregoing election if such breach causes a default with respect to Student Loans that in the aggregate represent ten percent (10%) or more of the aggregate Purchase Price of all Purchased Student Loans subject to then outstanding Transactions. The repurchase price for any such repurchase shall be the outstanding Repurchase Price allocable to such Student Loan. Any such substitution shall be performed in accordance with Section 9 of this Agreement.

                  Section 15. Additional Conditions. Seller shall, on the date of the initial Transaction hereunder and, upon the request of Buyer, on the date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any Person that purchases the Purchased Student Loans from Buyer in a repurchase transaction, a favorable opinion or opinions of counsel with respect to the matters set forth in Exhibit II attached hereto relating to the Transactions described herein. In addition, Buyer shall have received the structuring fee and any evidence of corporate authority of Seller as reasonably requested.

                  Section 16. Single Agreement. Buyer and Seller acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted; provided, however, that the parties hereto acknowledge and agree that each Purchased Student Loan is identified and unique and nothing in this Agreement should limit or reduce Buyer's obligation to deliver the Purchased Student Loans to Seller or Seller's obligation to sell the Purchased Student Loans to Buyer, in each case as and when provided herein.

                  Section 17. Notices and Other Communications. Unless another address is specified in writing by the respective party to whom any written notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in the Confirmation.

                  Section 18. Entire Agreement; Severability. This Agreement together with the applicable Confirmation, the Repurchase Trust Agreement and the related AMS Trust Agreement constitutes the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Student Loans. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement, the Repurchase Trust Agreement and the related AMS Trust Agreement (or to the extent relevant, the related AMS Trust Agreement). Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provisions or agreement.

                  Section 19. Non-Assignability. The rights and obligations of the Seller under this Agreement and under any Transaction shall not be assigned by it without the prior written consent of Buyer. Nothing herein shall restrict Buyer's ability to participate its interests in this Agreement, to the extent permitted by law. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                  Section 20. Terminability. This Agreement shall terminate on August 31, 2003 after the date of the Original Master Repurchase Agreement unless the Buyer and Seller agree to extend this Agreement for a period of 30 days therefrom, but will remain applicable to any Transactions then outstanding until payment of the Repurchase Price with respect thereto or any other amounts due hereunder.

                  Section 21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  Section 22. Consent to Jurisdiction and Arbitration. The parties irrevocably agree to submit to the personal jurisdiction of the United States District court for the Southern District of New York, the parties irrevocably waiving any objection thereto. If, for any reason, federal jurisdiction is not available, and only if federal jurisdiction is not available, the parties irrevocably agree to submit to the personal jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the parties irrevocably waiving any objection thereto. Notwithstanding the foregoing two sentences, at either party's sole option exercisable at any time not later than thirty (30) days after an action or proceeding has been commenced, the parties agree that the matter may be submitted to binding arbitration in accordance with the commercial rules of the American Arbitration Association then in effect in the State of New York and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof within the City, County and State of New York; provided, however, that the arbitrator shall not amend, supplement, or reform in any regard this Agreement or the terms of any Confirmation, the rights or obligations of any party hereunder or thereunder, or the enforceability of any of the terms hereof or thereof. Any arbitration shall be conducted before a single arbitrator who shall be reasonably familiar with repurchase transactions and the student loan industry and secondary student loan market.

                  Section 23. No Waivers, Etc. No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Any such waiver or modification shall be effective only in the specific instance and for the specific purpose for which it was given.

                  Section 24. Intent. The parties understand and intend that to the maximum extent permitted by law, this Agreement and each Transaction hereunder constitute a "repurchase agreement" and a "securities contract" as those terms are defined under the relevant provisions of Title 11 of the United States Code, as amended.

                  Section 25. Servicing. (a) Notwithstanding the purchase and sale of the Purchased Student Loans hereby, Seller shall cause each Servicer to service the related Purchased Student Loans for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Student Loan prior to the related Repurchase Date pursuant to Section 8, Buyer's assigns; provided, however, that the obligations of Seller to service the Purchased Student Loans shall cease upon the payment by Seller to Buyer of the Repurchase Price therefor. Seller shall cause each Servicer to service the related Purchased Student Loans in accordance with the servicing agreements and in compliance with all applicable federal and state laws, including, in the case of Purchased Federal Student Loans, the Higher Education Act and in the case of the Purchased Private Student Loans the servicing guidelines of TERI or those applicable to TuitionGuard Loans, as applicable.

                  (b) Upon the occurrence and continuance of an Event of Default, Buyer may, in its sole discretion, sell the Purchased Student Loans to the extent of its interest therein, subject to the servicing agreements relating to such Purchased Student Loans and, in the case of Purchased Federal Student Loans, as permitted by the Higher Education Act.


                  (c) Seller agrees that Buyer is the owner of all Servicing Records with respect to the Purchased Student Loans. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee at Buyer's request.

                  (d) Seller shall cause each Servicer hereunder to execute a letter agreement with buyer acknowledging Buyer's security interest and agreeing that, upon notice from Buyer that an Event of Default has occurred and is continuing hereunder, it shall deposit all Income with respect to the Purchased Student Loans in the account specified in Section 5(a).


                  Section 26. Miscellaneous. (a) Time is of the essence under this agreement and all Transactions and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in this Agreement.

                  (b) Buyer shall be authorized to accept orders and take any other action affecting any accounts of the Seller in response to instructions given in writing or orally by telephone or otherwise by an officer of the Seller or any other person authorized in writing by the Seller to act on behalf of the Seller, and the Seller shall indemnify Buyer and defend and hold Buyer harmless from and against any and all liabilities, losses, damages, costs, and expenses of any nature arising out of or in connection with any action taken by Buyer in response to such instructions received or reasonably believed to have been received from the Seller. Seller shall further indemnify Buyer and defend and hold Buyer harmless for any and all amounts due to the related Eligible Lender Trustee under Section 10 of the Repurchase Trust Agreement, Section 6 of the related AMS Trust Agreement or otherwise pursuant to such agreement, and the related Eligible Lender Trustee agrees to look exclusively to Seller and not to Buyer for the production of such reports. Buyer shall indemnify Seller and defend and hold Seller harmless against any and all liabilities, losses, damages, costs, and expenses caused by Buyer's failure to make a timely delivery of the Purchased Student Loans as required hereunder.

                  (c) If there is any conflict between the terms of a Confirmation or a corrected Confirmation issued by the Buyer and this Agreement, the Confirmation or the corrected Confirmation shall prevail, as applicable.

                  (d) This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  (e) Seller agrees to reimburse Buyer for all reasonable costs and expenses of Buyer in connection with this Agreement including, without limitation, (i) the fees, expenses and disbursement of counsel to Buyer, (ii) due diligence expenses up to $75,000, and (iii) on-going auditing fees.

                  (f) The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

                  (g) The parties acknowledge, intend, and agree that (1) all provisions in this Agreement that require compliance with the Higher Education Act are enforceable standards of conduct for the parties, and terms and/or conditions hereof; (2) all provisions of the Higher Education Act, as amended from time to time, relevant to such provisions in this Agreement are incorporated by reference into this Agreement with the same force and effect as if fully stated herein; (3) any assertion in litigation by a party hereto of a claim or defense based on a violation of any such provision of this Agreement constitutes a claim or defense based on the agreed upon terms and conditions of this Agreement, and does not constitute a private claim or defense under the Higher Education Act or an attempt to enforce or implement the Higher Education Act through a state law claim or defense; and (4) in any such Higher Education Action, the party opposing such claim or defense shall not assert or contend that such claim or defense is either a prohibited private claim or defense under the Higher Education Act or preempted by the Higher Education Act due to the Higher Education Act that the provision at issue requires compliance with the Higher Education Act.

                  Section 27. Private Student Loans. For the avoidance of doubt, the Buyer and the Seller hereby acknowledge and agree that at any time that the sublimit for Private Student Loans set forth in Section 12(i)(viii) is equal to 0%, the provisions of this agreement with respect to Private Student Loans and Purchase Private Student Loans shall have no effect.

                                    EXHIBIT I

                           FORM OF CONFIRMATION LETTER

                                                                          (date)

Academic Management Services Corp.
1 AMS Place|
463 Swansea Mall Drive
Swansea, MA  02777
Attn: Rhonda Sayles


Attention:

Confirmation No.
                 -------------
Ladies/Gentlemen:

                  This letter confirms our oral agreement to purchase from you the Student Loans listed in Appendix I hereto, pursuant to the Master Repurchase Agreement between us, dated August 7, 2003 (the "Agreement"), as follows:

                  Purchase Date:

                  Purchased Student Loans:

                  Aggregate Principal Amount of Purchased Student Loans:

                  Purchase Price:

                  Pricing Rate: shall mean, the rate per annum equal to the corresponding rate appearing at page 3750 of the Dow Jones Telerate Service as the London interbank offered rate for deposits in Dollars at or about 11:00 a.m., London time, two Business Days prior to the related Purchase Date, for a term equal to one month, or if such rate no longer so appears, the rate per annum (rounded upwards, if necessary to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at or about 11:00 a.m., London time, one Business Day prior to the beginning of such LIBOR Period, for a term equal to one month; provided, however, that if more than one rate is specified on Reuters LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary to the nearest 1/100th of 1%).

                  Repurchase Date:

                  Repurchase Price:


                                    EXH. I-1

                  Collateral Amount Percentage with respect to Market Value for Loans arising under Student Loan Contracts

                  Names and addresses for communications:

                  Buyer:

                  Lehman Brothers Bank, FSB
                  745 7th Avenue
                  5th Floor
                  New York, NY 10019
                  Attention:  Brian Kozak or John Blaslov

                  With a copy to:

                  Lehman Brothers Bank, FSB
                  745 Seventh Avenue
                  7th Floor
                  New York, New York  10019
                  Attention:  Patrick Healey or George Janes or Vincent Primiano

                  Seller:

                  Academic Management Services Corp.
                  1 AMS Place|
                  463 Swansea Mall Drive
                  Swansea, MA  02777

                  Attn: Rhonda Sayles

                  :


                                             LEHMAN BROTHERS BANK, FSB,
                                                 Buyer



                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                  The Seller hereby confirms that all of the representations and warranties contained in the Agreement (including Exhibit III) are true and correct as if made as of the date hereof, the Seller is not in breach of any covenant contained therein and there exists no Event of Default thereunder.


                                    EXH. I-2

Agreed and Acknowledged:

ACADEMIC MANAGEMENT SERVICES CORP.,
     Seller



By:
    -----------------------------------
    Name:
    Title:



                                    EXH. I-3

                                                                      Appendix I


A. Funding Request Summary

   Servicer Name:              # of Loans      Loan Amt.     Disbursement Amt.

     SALLIE MAE

     Sub-Stafford
     Unsub-Stafford
     Plus
     Consolidation

     TOTAL SALLIE MAE

     AFSA

     Sub-Stafford
     Unsub-Stafford
     Plus
     Consolidation

     TOTAL AFSA

     OTHER SERVICERS

     Sub-Stafford
     Unsub-Stafford
     Plus
     Consolidation

     TOTAL OTHER SERVICERS


                                    EXH. I-1

                                   EXHIBIT II

                           OPINION OF SELLER'S COUNSEL

1.       EXISTENCE

2.       AUTHORIZATION, EXECUTION AND DELIVERY

3.       ENFORCEABILITY

4.       NO DEFAULTS

5.       NO LITIGATION

6.       COMPLIANCE WITH LAWS

7.       NO CONSENTS/APPROVALS NEEDED

8.       VALIDLY CREATED FIRST PRIORITY PERFECTED SECURITY INTEREST IN
         COLLATERAL



                                    EXH. II-1

                                   EXHIBIT III

                  Representations With Respect to Student Loans

                  (i) Characteristics of Student Loans. Each Student Loan (A) was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction to an eligible borrower under applicable laws and agreements and was fully and properly executed by the parties thereto, (B) was originated or acquired by the Seller (or by the related AMS Trustee on its behalf) in the ordinary course of its business, and (C) provides for payments on a periodic basis that fully amortizes the principal amount of such Student Loan by its maturity, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws and restrictions or any related guarantee agreement, and yields interest at the rates applicable thereto. Each Federal Student Loan was originated by an "eligible lender" under the Higher Education Act in the ordinary course of its business and is guaranteed by an eligible guarantor under the Higher Education Act and qualifies the holder thereof to receive Subsidy Payments from the DOE and guarantee payments from the related guarantor and qualified the related guarantor to receive reinsurance payments thereon from the DOE.

                  (ii) Schedule of Student Loans. The information set forth in the relevant Student Loan Schedule is true and correct in all material respects as of the date of each Transaction. No selection procedures believed to be adverse to the Buyer were utilized in selecting any Student Loan. The computer tape regarding the Student Loans made available to the Buyer is true and correct in all material respects as of the date of the related Transaction.

                  (iii) Compliance with Law. Each Student Loan complied at the time of origination and, except as may otherwise be agreed to by Buyer, complies, at the time of its transfer pursuant to this Agreement, in all material respects with all applicable requirements of local, state, and federal laws, rules and regulations which govern the making and servicing of such Student Loan including the requirements of the applicable Guarantee Agreement and including, in the case of the Private Student Loans, the TERI or TuitionGuard Programs, as applicable.

                  (iv) Binding Obligation. All signatures for the Student Loans are genuine and the note evidencing each Student Loan has been duly executed and delivered and constitutes the legal, valid, and binding obligation of the related borrower enforceable in accordance with its terms.

                  (v) No Defenses. No right of rescission, setoff, counterclaim, or defense has been asserted or threatened or exists with respect to any Student Loan.

                  (vi) No Default. No Student Loan has a payment that is more than 120 days delinquent for a Federal Student Loan and 90 days delinquent for a Private Student Loan as of the date of the related Transaction and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Student Loan has occurred; and, except for payment defaults continuing for a period of not more than 120 days for a Federal


                                   EXH. III-1

Student Loan and 90 days for a Private Student Loan, no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Student Loan has arisen; and the Seller has not waived and shall not waive any of the foregoing.

                  (vii) Title. With respect to Federal Student Loans, immediately prior to the transfer and sale of each Student Loan to Buyer, the Seller owned beneficial ownership of each Student Loan, and the related AMS Trustee held legal title to such Student Loan, free and clear of any lien, charge, encumbrance, or other interest therein and immediately upon the transfer and sale of beneficial ownership of such Student Loan to the Buyer, the Buyer will own such beneficial ownership interest in such Student Loan free and clear of any lien, charge, encumbrance, or other interest therein (subject in each case to the retention of legal title thereto by the related AMS Trustee and the holding of such beneficial ownership interest by the related Eligible Lender Trustee on its behalf). With respect to Private Student Loans, immediately prior to the transfer and sale of each Student Loan to Buyer, the Seller owned each Student Loan, free and clear of any lien, charge, encumbrance, or other interest therein and immediately upon the transfer and sale of such Student Loan to the Buyer, the Buyer will own such Student Loan free and clear of any lien, charge, encumbrance, or other interest therein. The Seller's computer files relating to the Student Loans have been marked to indicate that such Student Loans have been sold to the Buyer. Notwithstanding the foregoing, Purchaser acknowledges that Seller may have pledged certain subordinated interests in such Purchased Student Loans to UICI.

                  (viii) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Buyer a first perfected ownership interest in the Student Loans (in the case of the Federal Student Loans as limited by the Higher Educational Act, and the provisions of this Agreement) have been made.

                  (ix) Security Interest. The related Eligible Lender Trustee has a perfected, first priority security interest for the benefit of the Buyer in each Student Loan.

                  (x) No Bankruptcies. To the best of the Seller's knowledge, no borrower as of the date of the related Transaction was involved in a bankruptcy proceeding.

                  (xi) Lawful Assignment. No Student Loan (except, with respect to Federal Student Loans, as provided in the Higher Education Act) has been originated in, or is subject to the laws of, any jurisdiction under which the origination, sale, transfer and assignment of such Student Loan or beneficial ownership therein is unlawful, void or voidable.

                  (xii) One Original. There is only one original executed copy of the promissory note evidencing each Student Loan.

                  (xiii) Accounts. Each Student Loan may be pledged or transferred as an "account" or a "general intangible" as defined in the UCC.

                  (xiv) Disbursement Order. No Student Loan is a subsequent disbursement unless all of the related first or other prior disbursements under such Student Loans are Purchased Student Loans. (i)


                                   EXH. III-2

                                   EXHIBIT IV


                              PORTFOLIO IDENTIFIER



                                    EXH. IV-1

                                    EXHIBIT V

                             FORM OF FUNDING REQUEST

DATE:_______________________

FUNDING REQUEST SUMMARY

                                                                                              MONTHLY
                             # OF LOANS                         $ OF LOANS               FUNDING BALANCE

                                                                                                    MONTH TO
                                                                                       DAILY          DATE          PREVIOUS
                        1ST                                1ST                        FUNDING       SERVICER          MONTH
                    DISBURSEMENT      SUBSEQUENT       DISBURSEMENT   SUBSEQUENT      REQUEST       REQUESTS         BALANCE
                    ------------    -------------      ------------   ----------      -------       --------        --------

                                                                                                                      1,829,741.50

                                                                                                                    RUNNING BALANCE
                                                                                                  =prev day(s)
                                                                                                  total +           =SLMA + previous
SALLIE MAE                 5                5             15,466.00    15,466.00      30,932.00   current day        month balance

                                                                                                  =prev day(s)
                                                                                                  total +           =SLMA + ACS +
ACS                       10                8            180,112.00   140,999.00     321,111.00   current day       Prev Mth Bal.

                                                                                                  =prev day(s)
                                                                                                  total +
OTHER SERVICERS           11                6            190,555.00    80,888.00     271,443.00   current day

                                                                                                                    =SLMA + ACS +
                                                                                                                    Other Servicers
TOTAL ALL SERVICERS       26               19            386,133.00   237,353.00     623,486.00   total all above   +Prev Mth Bal.


                                   EXH. IV-2

                  IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.


                                          LEHMAN BROTHERS BANK, FSB,
                                          Buyer



                                          By:
                                              --------------------------------
                                              Name:
                                              Title:


                                          ACADEMIC MANAGEMENT SERVICES CORP.,
                                             Seller


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:


Acknowledged and agreed to:

BANK ONE, NATIONAL ASSOCIATION,
   not in its individual capacity
   but solely as Eligible Lender
   and, with respect to Sections
   1, 6 and 7, as AMS Trustee



By:
    --------------------------------
    Name:
    Title:


                                   EXH. IV-3

                                    EXHIBITS

EXHIBIT I      Confirmation
EXHIBIT II     Opinion of Counsel to Seller
EXHIBIT III    Representations and Warranties Regarding Student Loan Contracts
EXHIBIT IV     Portfolio Identifier
EXHIBIT V      Form of Funding Request